Exhibit 99.1

eHealth, Inc. Announces Third Quarter 2008 Results

Third Quarter 2008 Overview

•	Revenue of $28.5 million, up 24% over the third quarter of 2007

•	Growth in submitted applications of 20% over the third quarter of 2007

•	Operating income of $4.5 million, down 7% over the third quarter of 2007

•	GAAP operating margins of 16% and non-GAAP operating margins of 19% for the third quarter of 2008

•	GAAP net income of $3.0 million, or $0.12 per diluted share, and non-GAAP net income of $3.7 million, or $0.14 per diluted share, for the third quarter of 2008

•	Cash flow from operations of $8.3 million, up 7% over the third quarter of 2007

MOUNTAIN VIEW, Calif.—October 30, 2008— eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the third quarter ended September 30, 2008.

Gary Lauer, chief executive officer of eHealth stated, “Our financial performance, posted during a very challenging and uncertain economic environment, further illustrates eHealth’s sound business model and company-wide commitment to execution of our plans. Through our marketing efforts during the quarter, we stressed that health insurance is not a discretionary item, but rather something people need and can afford through eHealth.”

Third Quarter Results

Revenue—Revenue totaled $28.5 million for the third quarter of 2008, a 24% increase compared to revenue of $23.0 million for the third quarter of 2007.

Submitted Applications—Submitted applications for individual and family products increased 20% in the third quarter of 2008 to 117,300 applications, compared to 97,900 applications in the third quarter of 2007.

Membership—Estimated membership at September 30, 2008 totaled 602,100 members, a 23% increase over estimated membership of 491,300 at September 30, 2007.

Operating Income—Operating income decreased 7% to $4.5 million for the third quarter of 2008, compared to operating income of $4.8 million for the third quarter of 2007. Operating margins were 16% in the third quarter of 2008, compared to 21% in the third quarter of 2007. Non-GAAP operating income increased 5% to $5.4 million for the third quarter of 2008, compared to non-GAAP operating income of $5.2 million for the third quarter of 2007. Non-GAAP operating margins were 19% in the third quarter of 2008, compared to 23% in the third quarter of 2007. Non-GAAP operating income and margins in the third quarters of 2008 and 2007 exclude $955,000 and $350,000 of stock-based compensation expense, respectively.

Pre-tax Income—Pre-tax income for the third quarter of 2008 was $5.4 million, a 13% decrease compared to pre-tax income of $6.2 million for the third quarter of 2007. Non-GAAP pre-tax income was $6.4 million for the third quarter of 2008, a 3% decrease compared to non-GAAP pre-tax income of $6.6 million for the third quarter of 2007. Non-GAAP pre-tax income in the third quarters of 2008 and 2007 exclude $955,000 and $350,000 of stock-based compensation expense, respectively.

Net Income—Net income for the third quarter of 2008 was $3.0 million, or $0.12 per diluted share, compared to net income for the third quarter of 2007 of $3.7 million, or $0.14 per diluted share. Non-GAAP net income for the third quarter of 2008 was $3.7 million, or $0.14 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.15 per diluted share, for the third quarter of 2007. Non-GAAP net income and non-GAAP net income per diluted share are computed excluding stock-based compensation expense and estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2008 exclude $955,000 of stock-based compensation expense, adjusted by $300,000 for estimated income tax benefit related to stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share in the third quarter of 2007 exclude $350,000 of stock-based compensation expense, adjusted by $20,000 for estimated income tax benefit related to stock-based compensation expense.

Cash Flow and Cash Balance—Cash flow from operations for the third quarter of 2008 was $8.3 million, compared to $7.7 million for the third quarter of 2007, representing an increase of 7%. Cash, cash equivalents and short-term marketable securities as of September 30, 2008 totaled $143.3 million, compared to $121.5 million as of December 31, 2007.

Year-to-Date Results

Revenue—Revenue totaled $82.3 million for the nine months ended September 30, 2008, a 29% increase compared to revenue of $63.6 million for the nine months ended September 30, 2007.

Operating Income—Operating income increased 33% to $15.6 million for the nine months ended September 30, 2008, compared to operating income of $11.7 million for the nine months ended September 30, 2007. Operating margins were 19% in the nine months ended September 30, 2008, up from 18% in the nine months ended September 30, 2007.

Pre-tax Income—Pre-tax income for the nine months ended September 30, 2008 was $18.7 million, a 20% increase compared to pre-tax income of $15.6 million for the nine months ended September 30, 2007.

Net Income—Net income for the nine months ended September 30, 2008 was $10.5 million, or $0.40 per diluted share, compared to net income for the nine months ended September 30, 2007 of $9.2 million, or $0.36 per diluted share.

Cash Flow and Cash Balance—Cash flow from operations for the nine months ended September 30, 2008 was $22.8 million, compared to $18.3 million for the nine months ended September 30, 2007, representing an increase of 24%.

2008 Guidance

We are reaffirming the guidance we updated in our last earnings call with the exception of our guidance relating to stock based compensation expense, which we project will be slightly less than the range of $3.8 million to $4.3 million we previously provided.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, October 30, 2008 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-314-4483 for domestic callers and 617-213-8049 for international callers. The participant passcode is #41896248. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #27048357. The live and archived webcast of the call will also be available on eHealth’s website at www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. is the parent company of eHealthInsurance, the leading online source of health insurance for individuals, families and small businesses. eHealthInsurance presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding estimated income tax benefit related to stock-based compensation expense, eHealth’s reaffirmation of guidance for total revenue, GAAP income tax rate, GAAP net earnings per diluted share and cash flow from operations for the year ending December 31, 2008 and projected stock-based compensation for the year ending December 31, 2008 being slightly less than the range previously provided. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with eHealth’s rate of growth, continued acceptance of the Internet as a medium for the purchase of health insurance, consumer awareness of the availability and accessibility of affordable health insurance, eHealth’s ability to continue to increase its membership base and maintain or expand its relationships with health insurance carriers and marketing partners, negative publicity experienced by eHealth’s carrier partners, changes in products offered on eHealth’s ecommerce platform, changes in commission payments or carrier underwriting practices, maintaining and enhancing eHealth’s brand identity, changes in member conversion rates and factors affecting conversion, the effectiveness of marketing spending, timing of receipt of commission reports and related impact on estimating membership, payment practices of health insurance carriers, retention of eHealth’s members, increased rates of member turnover, success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform, success of the health savings account (HSA) platform, system failures, capacity constraints or data loss, dependence upon Internet search engines to attract consumers who visit eHealth’s website, the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure, the effectiveness of eHealth’s marketing and public relations efforts, exposure to online commerce security risks, reliance on marketing partners for the sale of health insurance, competition, protection of intellectual property and intellectual property rights claims, regulatory penalties and negative publicity, changes in the economy and weak economic conditions, eHealth’s operations in China and any foreign expansion, ability to attract and retain qualified personnel, management of future growth, seasonality, impact of future acquisitions, impact of employee stock-based compensation expense and provisions for income taxes, costs of obtaining insurance, compliance with insurance and other laws and regulations, changes in laws and regulations, and changes in the structure of the health insurance system in the United States. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•	Non-GAAP pre-tax income consists of GAAP pre-tax income excluding the effects of expensing stock-based compensation.

•	Non-GAAP net income consists of GAAP net income excluding the effects of expensing stock-based compensation adjusted for estimated income tax benefit related to stock-based compensation expense.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures continue to be useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect all of the income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur operating costs similar to the non-GAAP adjustments described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP pre-tax income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007 (1)	September 30, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,395	$90,525
Marketable securities	40,119	52,731
Accounts receivable	1,300	1,560
Deferred income taxes	13,240	6,582
Prepaid expenses and other current assets	2,098	1,482

Total current assets	138,152	152,880
Property and equipment, net	3,791	4,762
Deferred income taxes	4,535	4,535
Other assets	975	955

Total assets	$147,453	$163,132

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,495	$1,855
Accrued compensation and benefits	4,849	4,003
Accrued marketing expenses	2,454	3,942
Deferred revenue	436	351
Other current liabilities	2,073	2,272

Total current liabilities	11,307	12,423
Other non-current liabilities	252	432
Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	167,847	172,032
Deferred stock-based compensation	(104)	(40)
Accumulated deficit	(32,060)	(21,541)
Accumulated other comprehensive income	186	(199)

Total stockholders’ equity	135,894	150,277

Total liabilities and stockholders’ equity	$147,453	$163,132

(1)	The condensed consolidated balance sheet at December 31, 2007 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Revenue:
Commission	$21,313	$25,788	$59,486	$74,663
Sponsorship, licensing and other	1,684	2,687	4,072	7,593

Total revenue	22,997	28,475	63,558	82,256
Operating costs and expenses:
Cost of revenue-sharing	427	469	1,245	1,338
Marketing and advertising (1)	7,309	11,502	21,021	30,633
Customer care and enrollment (1)	3,002	3,722	8,859	10,655
Technology and content (1)	3,108	3,565	9,025	10,548
General and administrative (1)	4,308	4,731	11,698	13,475

Total operating costs and expenses	18,154	23,989	51,848	66,649

Income from operations	4,843	4,486	11,710	15,607
Interest and other income, net	1,403	935	3,849	3,085

Income before income taxes	6,246	5,421	15,559	18,692
Provision for income taxes	2,516	2,400	6,324	8,173

Net income	$3,730	$3,021	$9,235	$10,519

Net income per share:
Basic	$0.16	$0.12	$0.41	$0.42
Diluted	$0.14	$0.12	$0.36	$0.40
Weighted-average number of shares used in per share amounts:
Basic	23,517	25,060	22,643	24,925
Diluted	26,263	25,921	25,746	26,007

(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$45	$151	$113	$484
Customer care and enrollment	30	49	86	200
Technology and content	143	203	416	653
General and administrative	132	552	347	1,272

Total	$350	$955	$962	$2,609

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
Operating activities
Net income	$3,730	$3,021	$9,235	$10,519
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,514	1,629	6,109	7,146
Depreciation and amortization	424	467	1,275	1,271
Stock-based compensation expense	350	955	962	2,609
Excess tax benefits from stock-based compensation	—	(216)	—	(216)
Deferred rent	(24)	(8)	(22)	(43)
Loss on disposal of property and equipment	—	28	18	39
Changes in operating assets and liabilities:
Accounts receivable	(317)	(315)	(331)	(260)
Prepaid expenses and other current assets	262	734	184	456
Other assets	(296)	(11)	(523)	21
Accounts payable	(186)	(13)	(302)	357
Accrued compensation and benefits	280	181	(67)	(700)
Accrued marketing expenses	322	1,168	776	1,488
Deferred revenue	70	74	215	(85)
Other current liabilities	582	563	753	148

Net cash provided by operating activities	7,711	8,257	18,282	22,750

Investing activities
Purchases of property and equipment	(300)	(933)	(1,053)	(2,242)
Proceeds from the sale of property and equipment	14	—	14	—
Purchases of marketable securities	(19,195)	(11,143)	(36,520)	(61,565)
Sales of marketable securities	2,156	2,053	2,156	10,120
Maturities of marketable securities	500	6,786	588	38,379

Net cash used in investing activities	(16,825)	(3,237)	(34,815)	(15,308)

Financing activities
Net proceeds from exercise of common stock options	2,446	85	5,343	1,426
Excess tax benefits from stock-based compensation	—	216	—	216
Principal payments in connection with capital leases	(37)	—	(212)	—
Costs incurred in connection with initial public offering	—	—	(252)	—

Net cash provided by financing activities	2,409	301	4,879	1,642

Effect of exchange rate changes on cash and cash equivalents	22	3	64	46

Net (decrease) increase in cash and cash equivalents	(6,683)	5,324	(11,590)	9,130
Cash and cash equivalents at beginning of period	85,409	85,201	90,316	81,395

Cash and cash equivalents at end of period	$78,726	$90,525	$78,726	$90,525

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008
Key Metrics:
Operating cash flows (1)	$7,711,000	$8,257,000
IFP submitted applications (2)	97,900	117,300
IFP approved members (3)	83,600	100,800
Total approved members (4)	125,300	144,400
Total revenue (5)	$22,997,000	$28,475,000
Total revenue per estimated member for the period (6)	$48.16	$48.19

	As of September 30, 2007	As of September 30, 2008
IFP estimated membership (7)	408,100	506,100
Total estimated membership (8)	491,300	602,100

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2008
Marketing and advertising expenses (9)	$7,309,000	$11,502,000
Marketing and advertising expenses as a percentage of total revenue (10)	32%	40%
Marketing and advertising expenses excluding stock-based compensation (11)	$7,264,000	$11,351,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	32%	40%
Other Metrics:
Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	40%	39%
Marketing partners (14)	31%	33%
Online advertising (15)	29%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$49.07	$65.34
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$48.76	$64.48

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.

(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two).

(7)	Estimated number of members active on IFP insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)	Estimated number of members active on all insurance policies as of the date indicated. See our 2007 Annual Report on Form 10-K - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.

(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).

(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.

(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.

(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2008
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$25,788	91%	$—	$25,788	91%
Sponsorship, licensing and other	2,687	9	—	2,687	9

Total revenue	28,475	100	—	28,475	100
Operating costs and expenses:
Cost of revenue-sharing	469	2	—	469	2
Marketing and advertising (1)	11,502	40	(151)	11,351	40
Customer care and enrollment (1)	3,722	13	(49)	3,673	13
Technology and content (1)	3,565	12	(203)	3,362	12
General and administrative (1)	4,731	17	(552)	4,179	14

Total operating costs and expenses	23,989	84	(955)	23,034	81

Income from operations	4,486	16	955	5,441	19
Interest and other income, net	935	3	—	935	3

Income before income taxes	5,421	19	955	6,376	22
Provision for income taxes (2)	2,400	8	300	2,700	9

Net income	$3,021	11%	$655	$3,676	13%

Net income per share:
Basic	$0.12		$0.03	$0.15
Diluted	$0.12		$0.02	$0.14
Weighted-average number of shares used in per share amounts:
Basic	25,060		25,060	25,060
Diluted	25,921		25,921	25,921

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended September 30, 2007
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$21,313	93%	$—	$21,313	93%
Sponsorship, licensing and other	1,684	7	—	1,684	7

Total revenue	22,997	100	—	22,997	100
Operating costs and expenses:
Cost of revenue-sharing	427	2	—	427	2
Marketing and advertising (1)	7,309	32	(45)	7,264	32
Customer care and enrollment (1)	3,002	13	(30)	2,972	13
Technology and content (1)	3,108	13	(143)	2,965	13
General and administrative (1)	4,308	19	(132)	4,176	18

Total operating costs and expenses	18,154	79	(350)	17,804	77

Income from operations	4,843	21	350	5,193	23
Interest and other income, net	1,403	6	—	1,403	6

Income before income taxes	6,246	27	350	6,596	29
Provision for income taxes (2)	2,516	11	20	2,536	11

Net income	$3,730	16%	$330	$4,060	18%

Net income per share:
Basic	$0.16		$0.01	$0.17
Diluted	$0.14		$0.01	$0.15
Weighted-average number of shares used in per share amounts:
Basic	23,517		23,517	23,517
Diluted	26,263		26,263	26,263

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with SFAS 123R beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

(2)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, adjusted for estimated income tax benefit related to stock-based compensation expense.